Exhibit 99.1

13G

CUSIP No. 36870A108

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Gemphire Therapeutics Inc.

Dated:	February 7, 2017

EXCEL VENTURE FUND II, L.P.
BY:	EXCEL VENTURES II GP, LLC
ITS:	GENERAL PARTNER

By:	/s/ Steven R. Gullans
Manager

EXCEL VENTURES II GP, LLC

/s/ Steven R. Gullans
Manager

/s/ Frederick R. Blume
Frederick R. Blume

/s/ Steven R. Gullans
Steven R. Gullans

/s/ Juan Enriquez
Juan Enriquez

/s/ Caleb Winder
Caleb Winder